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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-26517, 333-34652 and 333-51133 on Form S-3, No. 333-46407 on Form S-4 and
Nos. 333-14863, 333-61723, 333-49091, 333-49922, 333-61724 and 333-59084 on Form
S-8 of Loral Space & Communications Ltd. (a Bermuda company) of our reports with respect to the consolidated financial statements and the consolidated financial statement schedule of Loral Space & Communications Ltd., appearing in the Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
San Jose, California
September 7, 2001